Exhibit 4.10

LIMITED LIABILITY PARTNERSHIP

THE DIAGEO PLC EXECUTIVE

SHARE OPTION PLAN

Amended by shareholders:  17 October 2006

Amended by the Routine Business Committee:  7 February 2007

H.M. Revenue & Customs reference:  X20399

CONTENTS

Part A : Inland Revenue Approved

Rule

PART A - Inland Revenue approved

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           In this Plan, unless the context otherwise requires:-

“the Board” means the board of directors of the Company or a committee appointed by them;

“the Company” means Diageo plc (registered in England and Wales No. 23307);

“the Grant Date” in relation to an option means the date on which the option was granted;

“Group Member” means:-

1.1.1                            a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company’s holding company or a subsidiary of the Company’s holding company; or

1.1.2                            a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph 1.1.1 above and has been designated by the Board for this purpose;

“the London Stock Exchange” means London Stock Exchange plc;

“Part A” of this Plan means the part designed for approval by the Inland Revenue;

“Part B” of this Plan means the unapproved part of this Plan;

“Participant” means a person who holds an option granted under this Plan;

“Participating Company” means the Company or any Subsidiary;

“the Plan” means the Diageo plc Executive Share Option Plan as herein set out but subject to any alterations or additions from time to time made pursuant to the Plan;

“Schedule 4” means Schedule 4 to the Income Tax Act 2003;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 719 of the Income Tax Act 2003);

“the No. 1 Trust” means the Diageo Employee Benefit Trust established by deed dated 14 September 1998 between the Company and Mourant & Co. Trustees Limited;

“the No. 2 Trust” means the Diageo No. 2 Employees’ Benefit Trust established by deed dated 27th May 1999 between the Company and Hill Street Trustees Limited;

“the No.3 Trust” means the Diageo No.3 Employees’ Benefit Trust established by deed dated 10 November 1999 between Diageo Inc and Hill Street Trustees Limited;

“the Income Tax Act 2003” means the Income Tax (Earnings and Pensions) Act 2003;

and expressions not otherwise defined herein have the same meanings as they have in Schedule 4.

1.2                           Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3                           Expressions in italics are for guidance only and do not form part of this Plan.

2.                                 ELIGIBILITY

2.1                           Subject to sub-rule 2.3 below, a person is eligible to be granted an option under Part A of the Plan if (and only if) he is a full-time director or qualifying employee of a Participating Company (excluding any person who is a director of the Company) who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company.

2.2                           For the purposes of sub-rule 2.1 above:-

2.2.1                            a person shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week;

2.2.2                            a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

2.3                           A person is not eligible to be granted an option under Part A of this Plan at any time when he is not eligible to participate in this Plan by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

3.                                 GRANT OF OPTIONS

3.1                           Subject to Rule 4 below, the Board may grant an option to acquire, by purchase or subscription, shares in the Company which satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in Part A of this Plan and upon such other objective terms as the Board may specify, to any person who is eligible to be granted an option in accordance with Rule 2 above.

3.2                           The price at which shares may be acquired by the exercise of an option shall be determined by the Board before the grant thereof, but shall not be less than:-

3.2.1                            if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the average of the middle-market quotation of shares of that class (as derived from that List) for the three dealing days immediately preceding the Grant Date;

3.2.2                            if paragraph 3.2.1 above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of this Plan with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed in advance with the Inland Revenue and which day shall not be more than 30 days in advance of the Grant Date).

3.3                           An option may only be granted:-

3.3.1                            within the period of 6 weeks beginning with -

(a)                     or

(b)                    the date on which Part A of this Plan is approved by the Inland Revenue under Schedule 4; or

(c)                     the dealing day next following the date on which the Company announces its results for any period; or

3.3.2                            at any other time when the circumstances are considered by the Board to be sufficiently exceptional to justify its grant; and

3.3.3                            within the period of 10 years beginning with the date on which this Plan is adopted by the Company

PROVIDED that no option may be granted under this Plan during the “close period” as defined in the Model Code in the London Stock Exchange’s “The Listing Rules” and PROVIDED ALSO that no options may be granted under Part A of this Plan prior to the date on which Part A of the Plan is approved by the Inland Revenue under Schedule 4.

3.4                           In the case of options granted prior to 22 October 2003, before granting an option under the Plan, the Board shall have entered into an agreement with the trustees of the No. 1 Trust, the trustees of the No. 2 Trust or the trustees of the No.3 Trust whereby the trustees agree to satisfy any options granted under the Plan.  The Board is not required to enter into such an agreement (but may, in its absolute discretion, choose to do so) in relation to options granted on or after 22 October 2003.

3.5                           An option granted under this Plan to any person:-

3.5.1                            shall not, except as provided in sub-rule 5.3 below, be capable of being transferred by him; and

3.5.2                            shall lapse forthwith if he is adjudged bankrupt.

3.6                           The grant of any option under this Plan shall be subject to obtaining any approval or consent required under the provisions of the document “The Listing Rules” published by the London Stock Exchange, of The City Code on Take-overs and Mergers, or of any regulation or enactment.

4.                                 LIMITS

4.1                           No options shall be granted, or shares issued otherwise that pursuant to the exercise of an option, in any year which would, at the time of grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the ten calendar years ending with that year, or have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

4.2                           No options shall be granted, or shares issued otherwise that pursuant to the exercise of an option, in any year which would, at the time of grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the ten calendar years ending with that year, or have been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees’ share scheme adopted by the Company to exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue at that time.

4.3                           For the avoidance of doubt, shares transferred from treasury will be treated as issued for the purposes of the above limits, unless institutional shareholder guidelines are amended so that this is no longer required.

4.4                           Prior to granting an option to any person, the Board may from time to time determine a maximum aggregate amount payable on exercise of options granted under this Plan to any person during any period of twelve months, such amount to be determined taking account of market practice (provided that any grant of options under Part A of this Plan shall be subject to the provisions of sub-rule 4.5 below).

4.5                           No person shall be granted options which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under Part A of this Plan or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 to the Income and Corporation Taxes Act 1988 or under Schedule 4 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed £30,000.

4.6                           For the purposes of this Rule, the market value of the shares in relation to which an option was granted shall be calculated:-

4.6.1                            in the case of an option granted under this Plan, as on the days by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with sub-rule 3.2 above;

4.6.2                            in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 22 of Schedule 4, such earlier time or times as may be provided in the agreement; and

4.6.3                            in the case of any other option, as on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined.

4.7                           Any option granted under this Plan shall be limited and take effect so that the above limits are complied with.

4.8                           Where any option relating to unissued shares is released or lapses without being exercised (or the Board makes arrangements for it to be satisfied by the transfer of existing shares), the shares concerned will be ignored when calculating the limits in sub-rules 4.1 and 4.2 above.

5.                                 EXERCISE OF OPTIONS

5.1                           The exercise of any option granted under this Plan shall be effected in the form and manner prescribed by the Board.

5.2                           Subject to sub-rules 5.3 and 5.4 below and to sub-rules 6.1 and 6.3 below, an option may not be exercised before the third anniversary of the Grant Date.

5.3                           If any Participant dies, any option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death provided that his death occurs at a time when either he is a director or employee of a Group Member or he is entitled to exercise the option by virtue of sub-rule 5.4 below.

5.4                           If any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him under Part A of this Plan:-

5.4.1                            if he so ceases by reason of injury disability or redundancy (within the meaning of the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, the option may (and subject to sub-rule 5.3 above must, if at all) be exercised within 6 months after his so ceasing;

5.4.2                            if he so ceases by reason of retirement, the option may (and subject to sub-rule 5.3 above must, if at all) be exercised within 6 months after his so ceasing;

5.4.3                            if he so ceases for any other reason, the option may not be exercised at all unless the Board shall so permit, in which event it may (and subject to sub-rule 5.3 above must, if at all) be exercised to the extent permitted by the Board within 6 months after his so ceasing, provided that, in the case of options granted on or after 21 August 2003, the Board may not permit such options to be exercised before the third anniversary of the Date of Grant.

5.5                           A Participant shall not be treated for the purposes of sub-rule 5.4 above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for those purposes as not having ceased to be a director or employee.

5.6                           Subject to sub-rule 5.3 above, but notwithstanding any other provision of this Plan, an option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Board may have determined before the grant thereof) beginning with the Grant Date.

5.7                           A Participant shall not be eligible to exercise an option granted under Part A of this Plan at any time when he is not eligible to participate in this Plan by virtue of paragraph 9 of Schedule 4 (material interest in close company).

5.8                           Within 30 days after an option has been exercised by any person, the Board shall allot to him (or a nominee for him) or, transfer or procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that:-

5.8.1                            the Board considers that the allotment or transfer thereof would be lawful in all relevant jurisdictions; and

5.8.2                            in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:

(a)                     made a payment to the Group Member of an amount equal to the Tax Liability; or

(b)                    entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

5.9                           For the purposes of paragraph 35A of Schedule 4, the specified age shall be 55.

6.                                 TAKEOVER, RECONSTRUCTION AND WINDING-UP

6.1                           If any person obtains control of the Company (within the meaning of section 719 of the Income Tax Act 2003) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 14 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 5.3, 5.4, and 5.6 above, any option may be exercised within one month (or such longer period as the Board may permit) of such notification.

6.2                           For the purposes of sub-rule 6.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

6.3                           If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and, subject to sub-rules 5.3, 5.4 and 5.6 above, any option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration of that period.

6.4                           If any company (“the acquiring company”):-

6.4.1                            obtains control of the Company as a result of making -

(a)                     a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

(b)                    a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Plan, or

6.4.2                            obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

6.4.3                            becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4), by agreement with the acquiring company, release any option granted under this Plan which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

6.5                           The new option shall not be regarded for the purposes of sub-rule 6.4 above as equivalent to the old option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:-

6.5.1                            the new option were an option granted under this Plan at the same time as the old option;

6.5.2                            except for the purposes of the definitions of “Group Member”, “Participating Company” and “Subsidiary” in sub-rule 1.1 above and the reference to “the Board” in sub-rule 5.6 above, the expression  “the Company” were defined as “a company whose shares may be acquired by the exercise of options granted under this Plan”; and

6.5.3                            sub-rule 8.2 below were omitted.

7.                                 VARIATION OF CAPITAL

7.1                           Subject to sub-rule 7.3 below, in the event of any variation of the share capital of the  Company, the Board may make such adjustments as it considers appropriate under sub-rule 7.2 below.

7.2                           An adjustment made under this sub-rule shall be to one or more of the following:-

7.2.1                            the number of shares in respect of which any option may be exercised;

7.2.2                            the price at which shares may be acquired by the exercise of any option;

7.2.3                            where any such option has been exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired.

7.3                           At a time when Part A of this Plan is approved by the Inland Revenue under Schedule 4, no adjustment under sub-rule 7.2 above shall be made without the prior approval of the Inland Revenue.

7.4                           An adjustment under sub-rule 7.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value.

8.                                 ALTERATIONS

8.1                           Subject to sub-rules 8.2, 8.3 and 8.4 below, the Board may at any time alter this Plan, or the terms of any option granted under it (having regard to the fact that, if an alteration which does not solely relate to a special term is made in a key feature (as defined in paragraph 30(2) of Schedule 4) of this Scheme at a time when Part A of this Plan is approved by the Inland Revenue under Schedule 4, the approval will not thereafter have effect unless the Inland Revenue have approved the alteration).

8.2                           No alteration to the advantage of Participants shall be made under rule 8.1 to any of rules 2, 3.2, 4.1 to 4.7 inclusive, 5.2 to 5.4 inclusive, 5.6, 6.1 to 6.4 inclusive, 7.1 and 7.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.

8.3                           Rule 8.2 shall not apply to:

8.3.1                            any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

8.3.2                            any alteration solely relating to a special term.

8.4                           No alteration to the disadvantage of any Participant shall be made under sub-rule 8.1 above unless:-

8.4.1                            the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration, and

8.4.2                            the alteration is approved by a majority of those Participants who have given such an indication.

8.5                           No alteration which solely relates to a special term subject to which an option has been granted shall be made under sub-rule 8.1 above unless:-

8.5.1                            there shall have occurred an event which shall have caused the Board reasonably to consider that the special term would not, without the alteration, achieve its original purpose, and

8.5.2                            the Board shall act fairly and reasonably in making the alteration.

8.6                           For the purposes of this Rule a special term means a term specified by the Board as mentioned in sub-rule 3.1 above.

9.                                 MISCELLANEOUS

9.1                           The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Plan or any right which he may have to participate in it and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this Plan as a result of such termination.

9.2                           In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.

9.3                           The Company and any Subsidiary may provide money to the No. 1 Trust, the No. 2 Trust, the No.3 Trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153(4) of the Companies Act 1985 and, where applicable, section 154 of that Act.

9.4                           Any notice or other communication under or in connection with this Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office marked for the attention of the Company Secretary, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

PART B - Not approved by UK Inland Revenue

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           In this Plan, unless the context otherwise requires:-

“American Depositary Share” means an authorised depositary security representing for the time being four ordinary shares in the Company and being evidenced by an authorised depositary receipt issued by the Bank and quoted on the New York Stock Exchange;

“Associated Company” means any company (wheresoever incorporated) in which the Company is directly or indirectly interested in at least 15% of the issued ordinary share capital;

“the Bank” means The Bank of New York or such other bank as the Company may from time to time appoint to issue authorised depositary receipts;

“the Board” means the board of directors of the Company or a committee appointed by them;

“the Company” means Diageo plc (registered in England and Wales No. 23307);

“the Grant Date” in relation to an option means the date on which the option was granted;

“Group Member” means:-

1.1.1                            a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company’s holding company or a subsidiary of the Company’s holding company; or

1.1.2                            a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph 1.1.1 above and has been designated by the Board for this purpose;

“the London Stock Exchange” means London Stock Exchange plc;

“the New York Stock Exchange” means The New York Stock Exchange, Inc.;

“Part A” of this Plan means the part designed for approval by the Inland Revenue;

“Part B” of this Plan means the unapproved  part of this Plan;

“Participant” means a person who holds an option granted under this Plan;

“Participating Company” means the Company or any Subsidiary;

“the Plan” means the Diageo plc Executive Share Option Plan as herein set out but subject to any alterations or additions made from time to time pursuant to the Plan;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 719 of the Income Tax Act 2003);

“the Income Tax Act 2003” means the Income Tax (Earnings and Pensions) Act 2003;

“the No. 1 Trust” means the Diageo Employee Benefit Trust established by deed dated 14 September 1998 between the Company and Mourant & Co Trustees Limited;

“the No. 2 Trust” means the Diageo No. 2 Employees’ Benefit Trust established by deed dated 27th May 1999 between the Company and Hill Street Trustees Limited;

“the No.3 Trust” means the Diageo No.3 Employees’ Benefit Trust established by deed dated 10 November 1999 between Diageo Inc and Hill Street Trustees Limited;

“US Participant” means a Participant who is resident in the United States of America on the Grant Date.

1.2                           Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.                                 ELIGIBILITY

2.1                           A person is eligible to be granted an option under Part B of the Plan if (and only if) he is a director or employee of a Participating Company (excluding any person who is a director of the Company) who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company.

3.                                 GRANT OF OPTIONS

3.1                           Subject to Rule 4 below, the Board may grant an option to acquire, by purchase or subscription, shares in the Company, which may be American Depositary Shares or ordinary shares in the Company as the Board may determine, upon the terms set out in Part B of this Plan and upon such other objective terms as the Board may specify, to any person who is eligible to be granted an option in accordance with Rule 2 above.

3.2                           Where an option is granted pursuant to Clause 3.1 above to a US Participant, such option shall be to purchase American Depositary Shares, and not ordinary shares.

3.3                           The price at which shares or American Depositary Shares may be acquired by the exercise of an option shall be determined by the Board before the grant thereof, but shall not be less than:-

3.3.1                            unless paragraph 3.3.2 applies, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the average of the middle-market quotation of shares of that class (as derived from that List) for the three dealing days immediately preceding the Grant Date;

3.3.2                            if the option is granted over American Depositary Shares, the average of the closing prices of the American Depositary Shares on the New York Stock Exchange for the three New York Stock Exchange trading days immediately preceding the Grant Date.

3.4                           An option may only be granted:-

3.4.1                            within the period of 6 weeks beginning with -

(a)                     the date on which this Plan is approved and adopted by the Company; or

(b)                    the dealing day next following the date on which the Company announces its results for any period; or

3.4.2                            at any other time when the circumstances are considered by the Board to be sufficiently exceptional to justify its grant; and

3.4.3                            within the period of 10 years beginning with the date on which this Plan is adopted by the Company

PROVIDED that no option may be granted under this Plan during the “close period” as defined in the Model Code in the London Stock Exchange’s “The Listing Rules”.

3.5                           In the case of options granted prior to 22 October 2003, before granting an option under the Plan, the Board shall have entered into an agreement with the trustees of the No. 1 Trust, the trustees of the No. 2 Trust or the trustees of the No.3 Trust whereby the trustees agree to satisfy any options granted under the Plan.  The Board is not required to enter into such an agreement (but may, in its absolute discretion, choose to do so) in relation to options granted on or after 22 October 2003.

3.6                           An option granted under this Plan to any person:-

3.6.1                            shall not, except as provided in sub-rule 5.3 below, be capable of being transferred by him; and

3.6.2                            shall lapse forthwith if he is adjudged bankrupt.

3.7                           The grant of any option under this Plan shall be subject to obtaining any approval or consent required under the provisions of the document “The Listing Rules” published by the London Stock Exchange, of the City Code on Take-overs and Mergers, or of the listing rules of the New York Stock Exchange, or of any regulation or enactment.

4.                                 LIMITS

4.1                           No options shall be granted, or shares issued otherwise that pursuant to the exercise of an option, in any year which would, at the time of grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the ten calendar years ending with that year, or have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

4.2                           No options shall be granted, or shares issued otherwise that pursuant to the exercise of an option, in any year which would, at the time of grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the ten calendar years ending with that year, or have been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees’ share scheme adopted by the Company to exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue at that time.

4.3                           For the avoidance of doubt, shares transferred from treasury will be treated as issued for the purposes of the above limits, unless institutional shareholder guidelines are amended so that this is no longer required.

4.4                           The Board may from time to time determine a maximum aggregate amount payable on exercise of options granted under this Plan to any person during any period of twelve months, such amount to be determined taking account of market practice.

4.5                           Any option granted under this Plan shall be limited and take effect so that the above limits are complied with.

4.6                           Where any option relating to unissued shares is released or lapses without being exercised (or the Board makes arrangements for it to be satisfied by the transfer of existing shares), the shares concerned will be ignored when calculating the limits in sub-rules 4.1 and 4.2 above.

5.                                 EXERCISE OF OPTIONS

5.1                           The exercise of any option granted under this Plan shall be effected in the form and manner prescribed by the Board.

5.2                           Subject to sub-rules 5.3 and 5.4 below and to sub-rules 7.1 and 7.3 below, an option may not be exercised before the third anniversary of the Grant Date.

5.3                           If any Participant dies, any option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death provided that his death occurs at a time when either he is a director or employee of a Group Member or an Associated Company or he is entitled to exercise the option by virtue of sub-rule 5.4 below.

5.4                           If any Participant ceases to be a director or employee of a Group Member or an Associated Company (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him under Part B of this Plan:-

5.4.1                            if he so ceases by reason of injury disability or redundancy (within the meaning of the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member or an Associated Company, or relates to a business or part of a business which is transferred to a person who is not a Group Member or an Associated Company nor an Associated Company, the option may (and subject to sub-rule 5.3 above must, if at all) be exercised within 6 months of his so ceasing;

5.4.2                            if he so ceases by reason of retirement, the option may (and subject to sub-rule 5.3 above must, if at all) be exercised within 6 months of his so ceasing;

5.4.3                            if he so ceases for any other reason, the option may not be exercised at all unless the Board shall so permit, in which event it may (and subject to sub-rule

5.3 above must, if at all) be exercised to the extent permitted by the Board within 6 months of his so ceasing.

5.5                           A Participant shall not be treated for the purposes of sub-rule 5.5 above as ceasing to be a director or employee of a Group Member or an Associated Company until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for those purposes as not having ceased to be a director or employee.

5.6                           Subject to sub-rule 5.3 above, but notwithstanding any other provision of this Plan, an option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Board may have determined before the grant thereof) beginning with the Grant Date.

5.7                           Within 30 days after an option has been exercised by any person, the Board shall allot to him (or a nominee for him) or, transfer or procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that:-

5.7.1                            the Board considers that the allotment or transfer thereof would be lawful in all relevant jurisdictions; and

5.7.2                            in a case where a Group Member or an Associated Company is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:

(a)                     made a payment to the relevant Group Member or Associated Company of an amount equal to the Tax Liability; or

(b)                    entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member or Associated Company of the relevant amount out of the proceeds of sale or otherwise).

6.                                       CASH EQUIVALENT

6.1                           Where an option granted under Part B of this Plan has been exercised by any person in respect of any number of shares, and those shares have not yet been allotted or transferred to him in accordance with sub-rule 5.7 above, the Board may determine that, in substitution for his right to acquire such number of those shares as the Board may decide (but in full and final satisfaction of his said right), he shall be paid by way of additional emoluments a sum equal to the cash equivalent of that number of shares or, in the case of a US Participant, if he elects to defer receipt of the sum pursuant to his employer’s deferred compensation plan or in accordance with rules established by the

Board, an amount equal to such sum shall be credited to his account under his employer’s deferred compensation plan.

6.2                           For the purposes of this Rule, the cash equivalent of any shares is the amount by which the Board’s opinion of the market value of those shares on the day last preceding the date on which the option was exercised (or, if at the relevant time shares of the same class as those shares were listed in The Stock Exchange Daily Official List, the middle-market quotation of shares of that class, as derived from that List, on the dealing day last preceding that date or, in the case of American Depositary Shares, the closing price of such shares on the New York Stock Exchange on the dealing day last preceding that date) exceeds the price at which those shares may be acquired by the exercise of the option.

6.3                           Subject to sub-rule 6.4 below, as soon as reasonably practicable after a determination has been made under sub-rule 6.1 above that a person shall be paid a sum in substitution for his right to acquire any number of shares:-

6.3.1                            the Company shall pay to him or procure the payment to him of that sum in cash; and

6.3.2                            if he has already paid the Company for those shares, the Company shall return to him the amount so paid by him.

6.4                           If the Board in its discretion so decides:-

6.4.1                            the whole or part of the sum payable under sub-rule 6.3.1 above shall, instead of being paid to the person in question in cash, be applied on his behalf in purchasing shares in the Company at a price equal to the market value (or, as the case may be, the middle-market quotation) by reference to which the cash equivalent is calculated, and

6.4.2                            the Company shall procure the transfer to him (or his nominee) of the shares so purchased.

6.5                           There shall be made from any payment under this Rule such deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable

7.                                 TAKEOVER, RECONSTRUCTION AND WINDING-UP

7.1                           If any person obtains control of the Company (within the meaning of section 719 of the Income Tax Act 2003) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 14 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 5.2, 5.3 and 5.6 above, any option may be exercised within one month (or such longer period as the Board may permit) of such notification.

7.2                           For the purposes of sub-rule 7.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

7.3                           If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and, subject to sub-rules 5.2, 5.3 and 5.6 above, any option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration of that period.

7.4                           If any company (“the acquiring company”):-

7.4.1                            obtains control of the Company as a result of making -

(a)                     a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

(b)                    a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Plan, or

7.4.2                            obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

7.4.3                            becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4 to the Income Tax Act 2003), by agreement with the acquiring company, release any option granted under this Plan which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company.

7.5                           The new option shall not be regarded for the purposes of sub-rule 7.4 above as equivalent to the old option unless the conditions set out in paragraph 27(4) of Schedule 4 to the Income Tax Act 2003 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:-

7.5.1                            the new option were an option granted under this Plan at the same time as the old option;

7.5.2                            except for the purposes of the definitions of “Associated Company”, “Group Member”, “Participating Company” and “Subsidiary” in sub-rule 1.1 above and the reference to “the Board” in sub-rule 5.6 above, the expression  “the

Company” were defined as “a company whose shares may be acquired by the exercise of options granted under this Plan”; and

7.5.3                            sub-rule 9.2 below were omitted.

8.                                 VARIATION OF CAPITAL

8.1                           Subject to sub-rule 8.3 below, in the event of any variation of the share capital of the  Company (including a change in the number of ordinary shares underlying an American Depositary Share) or in the event the Company makes a demerger by way of exempt distribution under section 213 of the Income and Corporation Taxes Act 1988 or pays a special dividend or repurchases its share capital, the Board may make such adjustments as it considers appropriate under sub-rule 8.2 below.

8.2                           An adjustment made under this sub-rule shall be to one or more of the following:-

8.2.1                            the number of shares in respect of which any option may be exercised;

8.2.2                            the number of American Depositary Shares in respect of which any option may be exercised;

8.2.3                            the price at which shares may be acquired by the exercise of any option;

8.2.4                            where any such option has been exercised but no shares have been allotted or  transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be purchased.

8.3                           An adjustment under sub-rule 8.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value.

9.                                 ALTERATIONS

9.1                           Subject to sub-rules 9.2, 9.3 and 9.4 below, the Board may at any time alter this Plan, or the terms of any option granted under it.

9.2                           No alteration to the advantage of Participants shall be made under rule 9.1 to any of rules 2, 3.3, 4.1 to 4.4 inclusive, 5.2 to 5.4 inclusive, 5.6, 7.1 to 7.4 inclusive, 8.1 and 8.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.3                           Rule 9.2 shall not apply to:

9.3.1                            any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

9.3.2                            any alteration solely relating to a special term.

9.4                           No alteration to the disadvantage of any Participant shall be made under sub-rule 9.1 above unless:-

9.4.1                            the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration, and

9.4.2                            the alteration is approved by a majority of those Participants who have given such an indication.

9.5                           No alteration which solely relates to a special term subject to which an option has been granted shall be made under sub-rule 9.1 above unless:-

9.5.1                            there shall have occurred an event which shall have caused the Board reasonably to consider that the special term would not, without the alteration, achieve its original purpose, and

9.5.2                            the Board shall act fairly and reasonably in making the alteration.

9.6                           For the purposes of this Rule a special term means a term specified by the Board as mentioned in sub-rule 3.1 above.

10.                           MISCELLANEOUS

10.1                     The rights and obligations of any individual under the terms of his office or employment with any Group Member or Associated Company shall not be affected by his participation in this Plan or any right which he may have to participate in it and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this Plan as a result of such termination.

10.2                     In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.

10.3                     The Company and any Subsidiary may provide money to the No. 1 Trust, the No. 2 Trust, the No.3 Trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153(4) of the Companies Act 1985 and, where applicable, section 154 of that Act.

10.4                     Where an Award is granted under the Plan to a person who is not chargeable to tax under Case I of Schedule E in respect of the office or employment by virtue of which it is granted to him, the provisions of the Plan shall apply thereto subject to such alterations as the Board shall before the grant thereof have determined having regard to any securities, exchange control or taxation laws or regulations or similar factors which may have application to him or to any Participating Company in relation to the option.

10.5                     Any notice or other communication under or in connection with this Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office marked for the attention of the Company Secretary, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

11.                           INCENTIVE STOCK OPTIONS

11.1                     In this Rule:

“Incentive Stock Option” means an option satisfying the requirements of section 422 of the Code;

“the Code” means the United States Internal Revenue Code of 1986 (as amended);

“Market Value” at any date means the fair market value of ordinary shares in the Company on that date, as determined by the Board, provided that if on such date shares of that class are listed in The London Stock Exchange Daily Official List, the fair market value shall be not less than the middle-market quotation of such shares (as derived from that List) on the Grant Date.

11.2                     The Board may grant an Incentive Stock Option over American Depositary Shares to any person who is eligible to be granted an option under the Plan upon the terms set out in the Plan and subject to the additional terms and conditions in this Rule.

11.3                     Subject to sub-rule 11.4 below, the option price for an American Depositary Share subject to an Incentive Stock Option granted hereunder may not be less than the Market Value of the number of ordinary shares underlying the American Depositary Share on the Grant Date.

11.4                     A person who, within the meaning of section 422(b)(6) of the Code, is deemed to own shares in the Company possessing more than ten per cent of the total combined voting power of all classes of shares of the Company (or of its parent or subsidiary corporations within the meaning in section 424 of the Code) shall be eligible to receive an Incentive Stock Option only if the option price of an American Depositary Share thereunder is at least 110% of the Market Value of the number of ordinary shares underlying the American Depositary Share on the Grant Date and only if the term of the option does not exceed five years.

11.5                     The aggregate Market Value determined at the Grant Date of the number of ordinary shares underlying the American Depositary Shares with respect to which Incentive Stock Options first become exercisable by any Participant in any calendar year shall not exceed US$100,000.

11.6                     Section 421(a) of the Code will not apply to an Incentive Stock Option unless it is exercised no more than (i) twelve months after the date of termination of employment because of total and permanent disability or (ii) three months after the date of termination of employment for any reason other than that described in clause (i) and death.

11.7                     Notwithstanding any other provisions of the Plan, the Company will not be required to issue or cause to be issued any American Depositary Shares if at such time such issuance would violate the United States Federal Securities laws or any other laws of the United States or any state thereof.  In addition, the holder of any American Depositary Shares issued hereunder agrees not to sell or transfer such American Depositary Shares in violation of the United States Federal Securities laws or any other laws of the United States or any state thereof.  The Company shall have the right in its sole discretion to modify the terms of the Plan at any time and from time to time as it deems necessary or appropriate to ensure or facilitate such compliance with the foregoing and to include appropriate legends on any options or American Depositary Shares issued or caused to be issued hereunder.

CLIFFORD CHANCE LLP

10 Upper Bank Street

London  E14 5JJ